Exhibit 99.A
Earnings from SNG 1 *Equity in earnings reflects our 25% interest in SNG Successful rate case contributes to earnings growth Quarters Ended March 31, Quarters Ended March 31, ($ Millions) 2010 2009 SNG EBIT $ 91 $ 63 Interest and debt expense, net (15) (15) Net income 76 48 Equity in earnings from SNG* $ 19.0 $ 12.5